Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Trust for Advised Portfolios:

We consent to the use of our report dated May 14, 2014 with respect to the financial statements of  Legg Mason Investment Counsel Financial Services Fund (the “Predecessor Fund”), formerly a series of Legg Mason Partners Equity Trust, as of March 31, 2014, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus.

New York, New York
November 7, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Trust for Advised Portfolios:

We consent to the use of our report dated March 18, 2014 with respect to the financial statements of  Legg Mason Investment Counsel Social Awareness Fund (the “Predecessor Fund”), formerly a series of Legg Mason Partners Equity Trust, as of January 31, 2014, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus.

New York, New York
November 7, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Trust for Advised Portfolios:

We consent to the use of our report dated February 14, 2014 with respect to the financial statements of  Legg Mason Investment Counsel Variable Social Awareness Portfolio (the “Predecessor Fund”), formerly a series of Legg Mason Partners Variable Equity Trust, as of December 31, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus.

New York, New York
November 7, 2014